                                                             EXHIBIT 99.(g)(vii)

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, MA 02171

Re:     American AAdvantage Funds
            Custody Agreement
            Transfer Agency and Service Agreement
            Administrative Services Agreement

Ladies and Gentlemen:

This is to advise you that the American AAdvantage Funds ("the Funds") have established two new series, the Mid-Cap Value Fund and the Treasury Inflation Protected Securities Fund. In accordance with the Additional Funds provisions of
Section 20 of the Custodian Contract dated December 1, 1997, Section 15 of the Transfer Agency and Services Agreement dated January 1, 1998, and Section 7 of the Administrative Services Agreement between the Funds and State Street Bank and Trust Company, the Funds hereby request that you act as Custodian and Transfer Agent for the Mid-Cap Value Fund and Treasury Inflation Protected Securities Fund and that you invest certain excess cash balances in futures contracts for the Mid-Cap Value Fund under the terms of the respective contracts. In addition, the Funds hereby request that you invest certain excess cash balances in futures contracts for the Emerging Markets Fund.

Pursuant to Section 20 of the above referenced Custodian Contract and Section 15 of the above referenced Transfer Agency and Services Agreement, the Funds hereby request that Schedules C and D of the Custodian Contract and Schedule A of the Transfer Agency and Services Agreement be amended and restated as attached. Pursuant to Section 7 of the above referenced Administrative Services Agreement, the Funds hereby request that Schedule A of the Administrative Services Agreement be amended and restated as attached.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one to the Funds and retaining one copy for your records.

American AAdvantage Funds

By:   ______________________________
      Name: William F. Quinn
      Title: President

Agreed to as of the          day of                          , 2004.
                    ________       __________________________

State Street Bank and Trust Company

By:   _______________________________
      Name:
       Title:

                               CUSTODIAN AGREEMENT
                                   SCHEDULE D

                                   PORTFOLIOS
                                   ----------

Name of Portfolio                                             Effective Date
-----------------                                             --------------
BALANCED FUND                                                 JANUARY 1, 1998

INTERMEDIATE BOND FUND                                        DECEMBER 1, 1997

INTERNATIONAL EQUITY FUND                                     JANUARY 1, 1998

LARGE CAP VALUE FUND                                          JANUARY 1, 1998

MONEY MARKET FUND                                             DECEMBER 1, 1997

MUNICIPAL MONEY MARKET FUND                                   DECEMBER 1, 1997

SHORT-TERM BOND FUND                                          DECEMBER 1, 1997

SMALL CAP VALUE FUND                                          JANUARY 1, 1999

S&P 500 INDEX FUND                                            JANUARY 1, 1998

U.S. GOVERNMENT MONEY MARKET FUND                             DECEMBER 1, 1997

LARGE CAP GROWTH FUND                                         JULY 31, 2000

EMERGING MARKETS FUND                                         JULY 31, 2000

SMALL CAP INDEX FUND                                          JULY 31, 2000

INTERNATIONAL EQUITY INDEX FUND                               JULY 31, 2000

HIGH YIELD BOND FUND                                          DECEMBER 28, 2000

ENHANCED INCOME FUND                                          JULY 1, 2003

MID-CAP VALUE FUND                                            JUNE 30, 2004

TREASURY INFLATION PROTECTED SECURITIES FUND                  JUNE 30, 2004